                                                         EXHIBIT 99-2





                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                   FORM 11-K
                                 ANNUAL REPORT

                        Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934


                  For the fiscal year ended December 31, 1993




                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees
            --------------------------------------------------------
                            (Full title of the plan)




                   New York State Electric & Gas Corporation
            --------------------------------------------------------
          (Name of issuer of the securities held pursuant to the plan)




                  P. O. Box 3287, Ithaca, New York  14852-3287
            --------------------------------------------------------
                    (Address of principal executive office)

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                          Year ended December 31, 1993



                                     INDEX

Report of Independent Auditors .......................................... F-1

Items 1 and 2

Statements of Net Assets Available for Plan Benefits .................... F-2
Statements of Changes in Net Assets Available for Plan Benefits ......... F-3
Notes to Financial Statements ........................................... F-5
Schedule I-Investments--December 31, 1993 ............................... F-10
Schedule I-Investments--December 31, 1992 ............................... F-11
Schedule II-Net Assets Available for Plan Benefits--December 31, 1993 ... F-12
Schedule II-Net Assets Available for Plan Benefits--December 31, 1992 ... F-13
Schedule III-Changes in Net Assets Available for Plan
   Benefits--Year ended December 31, 1993 ............................... F-14
Schedule III-Changes in Net Assets Available for Plan
   Benefits--Year ended December 31, 1992 ............................... F-16
Schedule III-Changes in Net Assets Available for Plan
   Benefits--Year ended December 31, 1991 ............................... F-18
Consent of Independent Auditors ......................................... F-20

                                  Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee to administer the Tax Deferred Savings Plan for Hourly Paid Employees has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.

                    New York State Electric & Gas Corporation
                    Tax Deferred Savings Plan for Hourly Paid
                    Employees




                    By            Richard P. Fagan
                       ____________________________________________
                                  Richard P. Fagan
Date:  March 11, 1994             Committee Member



                    By            Sherwood J. Rafferty
                       ____________________________________________
                                  Sherwood J. Rafferty
Date:  March 11, 1994             Committee Member

                        REPORT OF INDEPENDENT AUDITORS

Tax Deferred Savings Plan for Hourly Paid Employees
    Administrative Committee
New York State Electric & Gas Corporation

We have audited the accompanying statements of net assets available for plan benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. Our audits also included the financial statement schedules listed in the Index at Items 1 and 2. These financial statements and schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees at December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



Syracuse, New York                                      Ernst & Young
February 18, 1994

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

             Statements of Net Assets Available for Plan Benefits


                                                             December 31,
                                                          1993         1992
                                                        ----------------------
ASSETS
Investments (Notes 1,3,7, and 8 - Schedules I and II):
     Guaranteed investment contracts                   $ 4,319,938 $ 4,458,875
     Common stock of New York Electric & Gas
        Corporation (cost - 1993 - $30,343,622
                            1992 - $25,297,526)         33,942,236  31,080,827
     Other (cost - 1993 - $18,834,960
                   1992 - $12,306,307)                  20,322,662  12,882,559
                                                        ----------------------
                                                        58,584,836  48,422,261
Loans to participants (Note 2 and Schedule II)           1,973,289   1,324,508
                                                        ----------------------
Total assets                                            60,558,125  49,746,769

LIABILITIES
Withdrawals payable to participants
     (Note 2 and Schedule II)                            2,884,167   1,947,468
                                                        ----------------------
Total liabilities                                        2,884,167   1,947,468
                                                        ----------------------
Net assets available for plan benefits                 $57,673,958 $47,799,301
                                                        ======================
See notes to financial statements

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

        Statements of Changes in Net Assets Available for Plan Benefits

                                               Year ended December 31,
                                           1993          1992        1991
                                        --------------------------------------
ADDITIONS (Notes 1, 2, and 3
           and Schedule III)
Investment income:
     Net unrealized appreciation
       (depreciation) in current value
       of securities                    $(1,273,238)  $ 3,552,321  $ 2,551,402
     Net realized gain on security
       sales:
          Common stock of New York
            State Electric & Gas
            Corporation                      44,022        79,466        7,401
     Other                                   34,192        32,703       27,100
                                        --------------------------------------
                                         (1,195,024)    3,664,490    2,585,903
     Dividends:
       New York State Electric & Gas
          Corporation                     2,232,419     1,792,905    1,274,062
       Other cash dividends (including
          capital gain distributions
          from mutual funds of
          $571,150 in 1993, $359,204
          in 1992 and $206,666 in 1991)   1,040,481       645,634      464,657
                                        --------------------------------------
                                          3,272,900     2,438,539    1,738,719
     Interest on securities                 259,723       391,487      590,672
     Interest on loans to participants      107,088        62,654       31,679
                                        --------------------------------------
                                          2,444,687     6,557,170    4,946,973
Contributions:
     Employer                             1,177,250     1,062,874      464,588
     Employee                             8,227,455     7,407,061    6,374,201
                                        --------------------------------------
                                          9,404,705     8,469,935    6,838,789
                                        --------------------------------------
Total additions                          11,849,392    15,027,105   11,785,762

DEDUCTIONS (Notes 2 and 6 and
            Schedule III)
Withdrawal benefits-stock                   620,045       337,311      339,381
Withdrawal benefits-cash                    217,229       251,981      223,336
Withdrawal benefits payable                 936,699     1,107,652      468,377
Transfers to Salaried Plan                  184,973       589,285      333,258
Trustee fees                                 15,789        25,104       31,311
                                        --------------------------------------
Total deductions                          1,974,735     2,311,333    1,395,663

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

        Statements of Changes in Net Assets Available for Plan Benefits
                                  (Continued)


                                               Year ended December 31,
                                           1993          1992        1991
                                        --------------------------------------
Net increase                             9,874,657     12,715,772   10,390,099
Net assets available for plan
    benefits at beginning of year       47,799,301     35,083,529   24,693,430
                                        --------------------------------------
Net assets available for plan
    benefits at end of year            $57,673,958    $47,799,301  $35,083,529
                                        ======================================


See notes to financial statements

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                         Notes to Financial Statements

                       December 31, 1993, 1992, and 1991


1.   SIGNIFICANT ACCOUNTING POLICIES

The New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees (the Hourly Plan) was established effective January 1, 1986 to provide for before-tax contributions in accordance with Internal Revenue Code (Code) Section 401(k). The Hourly Plan is maintained on the accrual basis.

Guaranteed investment contracts are valued at contract value which represents contributions plus interest thereon at the contract rate.

Other investments are carried at current value using the market price at closing on the last business day of the year.

The change during the period between current value and carrying value is reflected in the statement of changes in net assets available for plan benefits as unrealized appreciation (depreciation) in current value of securities.

Realized gains (losses) are calculated as the difference between the proceeds of assets sold during the year and the market value of these assets at the beginning of the year (or the purchase price if the assets sold were acquired during the year).

2.   DESCRIPTION OF THE HOURLY PLAN

The Hourly Plan is a defined contribution plan for the exclusive benefit of New York State Electric & Gas Corporation (Company) employees who are eligible to participate under the Hourly Plan provisions.

Contributions by the participants are invested, at the election of the participant, in one or a combination of the following five funds: (1) the Company Stock Fund, consisting of common stock of the Company; (2) the Equity Fund, a mutual fund, consisting primarily of common stock; (3) the Money Market Fund, a mutual fund, consisting of money market instruments; (4) the Capital Appreciation Fund, a mutual fund, consisting primarily of common stock; or (5) the Government Obligation Fund, a mutual fund, consisting of securities that are backed by the full faith and credit of the United States Government. Effective January 1, 1992, the Guaranteed Investment Contract Fund did not accept any new investments. Prior to November 18, 1988, the Guaranteed Investment Contract Fund consisted of investments in insurance contracts that guaranteed an effective annual rate of interest through a specified period and effective November 18, 1988, included investments in securities and other obligations issued by any company that guaranteed an effective annual rate of interest through a specified period.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                   Notes to Financial Statements  (Continued)


2.   DESCRIPTION OF THE HOURLY PLAN (Continued)

Employees covered by a collective bargaining agreement are eligible for participation in the Hourly Plan upon completion of at least one year of service and at least 1,000 hours of service in that year.

Employee contributions range from 1% to 15% of the participant's base compensation plus any overtime pay. A participant's total contribution could not exceed $8,994 per year in 1993, $8,728 per year in 1992, and $8,475 per year in 1991 (excluding any Company contributions). The maximum amount is increased annually for inflation.

During 1993 and 1992, the Company contributed solely to the Company Stock Fund an amount equivalent to 25% of the participant's contributions to any fund (up to 1.5% of the participant's annual base compensation). During 1991, the Company contributed solely to the Company Stock Fund an amount equivalent to 15% of the participant's contribution to the Company Stock Fund (up to 1.5% of the participant's annual base compensation).

Contributions are also subject to limitations stipulated by the Code.

Contributions to the Hourly Plan are allocated to participant accounts. Participants have full and immediate vesting rights in all contributions, Hourly Plan earnings, and other amounts allocated to their accounts.

Participants may make transfers between the various investment funds (other than the Guaranteed Investment Contract Fund and the Company's contribution to the Company Stock Fund) once each calendar quarter on any day of the calendar quarter. Subject to certain restrictions, transfers may be made from the Guaranteed Investment Contract Fund (with the exception of amounts related to 1987 contributions) on January 1 of each year.

A participant who is no longer employed by the Company may make transfers between the various investment funds (other than the Guaranteed Investment Contract Fund) once each calendar quarter on any day of the calendar quarter. Subject to certain restrictions, transfers may be made from the Guaranteed Investment Contract Fund (with the exception of amounts related to 1987 contributions) on January 1 of each year.

Participants may obtain a distribution of their accounts due to financial hardship or upon request after attaining the age of 59-1/2.

Distributions from the Equity Fund, Money Market Fund, Capital Appreciation Fund, Government Obligation Fund, and Guaranteed Investment Contract Fund are made in cash. Distributions from the Company Stock Fund are made in either whole shares of New York State Electric & Gas Corporation common stock or in cash, as specified by the participant and subject to approval by the Hourly Plan's administrative committee.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                   Notes to Financial Statements  (Continued)


2.   DESCRIPTION OF THE HOURLY PLAN (Continued)

Participants may, under certain circumstances, borrow against their account balances. The principal amount of the loan is subject to certain limitations as defined in the Hourly Plan document. The term of the loan may not exceed five years, and the interest rate as established by the Hourly Plan's administrative committee prior to October 16, 1989 was no less than 1% below the prime rate. Effective October 16, 1989, the interest rate established by the Hourly Plan's administrative committee provides the Hourly Plan with a return commensurate with the interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. The loan must be repaid by payroll deductions over the term of the loan. Loan payments are credited to an applicable fund based upon the participant's election. If a participant's employment terminates for any reason, the loan will become immediately due and payable.

The Hourly Plan sponsor has the right to discontinue contributions at any time and terminate the Hourly Plan. In the event of termination of the Hourly Plan, the net assets of the Hourly Plan are set aside, first for payment of all Hourly Plan expenses and, second, for distribution to the participants, based upon the balances in their individual accounts.

3.   INVESTMENTS

The Hourly Plan's investments (including investments bought, sold, and held) appreciated (depreciated) in fair value as follows:

                                              Year ended December 31,
                                           1993          1992        1991
                                        -------------------------------------
   Capital Appreciation Fund            $   593,270   $  151,061   $  185,792
   Equity Fund                              383,832      175,364      301,001
   Government Obligation Fund               (31,461)        (509)          --
   Money Market Fund                             --           --           --
   Company Stock Fund                    (2,140,665)   3,338,574    2,099,110
   Guaranteed Investment Contract Fund           --           --           --
                                        -------------------------------------
                                        $(1,195,024)  $3,664,490   $2,585,903
                                         ====================================

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                   Notes to Financial Statements  (Continued)

3.   INVESTMENTS (Continued)

Realized gains on security sales
   resulted from the following:
                                             Year ended December 31, 1993
                                        --------------------------------------
                                        Aggregate     Aggregate   Net Realized
                                           Cost        Proceeds      Gain
                                        --------------------------------------
     Common stock of New York State
        Electric & Gas Corporation      $3,471,971     $3,515,993   $   44,022
     Other                                 634,922        669,114       34,192

                                             Year ended December 31, 1992
                                        --------------------------------------
                                        Aggregate     Aggregate   Net Realized
                                           Cost        Proceeds      Gain
                                        --------------------------------------
     Common stock of New York State
        Electric & Gas Corporation      $1,620,493     $1,699,959   $   79,466
     Other                                 512,796        545,499       32,703

                                             Year ended December 31, 1991
                                        --------------------------------------
                                        Aggregate     Aggregate   Net Realized
                                           Cost        Proceeds      Gain
                                        --------------------------------------
     Common stock of New York State
        Electric & Gas Corporation      $  585,522     $  592,923   $    7,401
     Other                                 128,114        155,214       27,100

4.   INCOME TAX STATUS

The Company has received a determination letter from the Internal Revenue Service that the Hourly Plan qualifies as a tax deferred savings plan under Sections 401(a) and 401(k) of the Code.

The Prospectus for the Hourly Plan and other materials provided to participants include a discussion of the income tax rules applicable to participants with respect to the Hourly Plan.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                   Notes to Financial Statements  (Continued)

5.   PARTICIPANTS

At December 31, 1993, 1992, and 1991, respectively, there were 2,439, 2,642, and 2,482 participants in one or more funds as follows:

                                                    1993    1992     1991
                                                    ---------------------
   Capital Appreciation Fund                         993     786      360
   Equity Fund                                     1,116     878      628
   Government Obligation Fund                        407     309       --
   Money Market Fund                                 942     920      352
   Company Stock Fund                              2,363   2,223    1,832
   Guaranteed Investment Contract Fund               713     784      960

6.   TRANSACTIONS WITH PARTIES-IN-INTEREST

Trustee fees related to the Guaranteed Investment Contract Fund are paid by the Hourly Plan. All other administrative costs of the Hourly Plan are paid by the Company. The Hourly Plan may reimburse the Company up to the limitations specified in the Hourly Plan document.

7.   SUBSEQUENT EVENT

At February 18, 1994, the Company common stock had a market value of $26.625 per share as compared to $30.75 per share at December 31, 1993. This equates to a decline in market value of $4,553,229 in the Company Stock Fund from December 31, 1993 to February 18, 1994. Based upon the February 18, 1994 stock price, the market value of shares held would be $29,389,007 as compared to the December 31, 1993 cost of $30,343,622.

8.   UNCERTAINTY

The State of California Department of Insurance (SCDI) assumed control of Executive Life Insurance Company of California (an insurance company subsidiary of First Executive Corporation) on April 11, 1991. The Hourly Plan's Guaranteed Investment Contract Fund includes a GIC issued by Executive Life Insurance Company of California (Executive Life) that matured December 31, 1991. Participants contributed to this GIC in 1987. The Executive Life GIC amounts to $1,123,156, including interest accrued through the GIC's original maturity date of December 31, 1991, and represents 26% of the total Guaranteed Investment Contract Fund balance of $4,332,133 at December 31, 1993. Although full recovery of participant balances that were invested in the 1987 Executive Life GIC is not certain, the California courts have approved a plan which, subject to the outcome of several court proceedings and in conjunction with state insurance department guaranty funds, may provide substantial recovery in future years. At February 18, 1994, the Hourly Plan's management is unable to estimate the loss that may result from the ultimate settlement of the 1987 Executive Life GIC.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                            Schedule I - Investments

                               December 31, 1993


                                       Balance Held at               Market
Name of Issuer and Title of Issue         End of Year     Cost       Value
- ------------------------------------------------------------------------------
Capital Appreciation Fund
   Putnam Voyager Fund                  477,879 shares $ 4,829,848 $ 5,729,770

Equity Fund
   Putnam Fund for Growth and Income    723,831 shares   9,222,812   9,844,103

Government Obligation Fund
   Putnam U.S. Government Income Trust  117,160 shares   1,609,317   1,575,806

Money Market Fund
   Putnam Daily Dividend Trust        3,172,983 shares   3,172,983   3,172,983
                                                      ------------------------
Total                                                  $18,834,960 $20,322,662
                                                      ========================

Company Stock Fund
   New York State Electric & Gas
      Corporation common stock        1,103,813 shares $30,343,622 $33,942,236
                                                      ========================
Guaranteed Investment Contracts                         $4,319,938  $4,319,938
                                                      ========================

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                            Schedule I - Investments

                               December 31, 1992


                                       Balance Held at               Market
Name of Insurer and Title of Issue        End of Year     Cost       Value
- ------------------------------------------------------------------------------
Capital Appreciation Fund
   Putnam Voyager Fund                311,074 shares  $ 2,944,663  $ 3,272,500

Equity Fund
   Putnam Fund for Growth and Income  494,033 shares    6,091,712    6,343,385

Government Obligation Fund
   Putnam U.S. Government Income Trust 55,726 shares      769,489      766,231

Money Market Fund
   Putnam Daily Dividend Trust      2,500,443 shares    2,500,443    2,500,443
                                                      ------------------------
Total                                                 $12,306,307  $12,882,559
                                                      ========================

Company Stock Fund
   New York State Electric & Gas
      Corporation common stock        956,333 shares  $25,297,526  $31,080,827
                                                      ========================
Guaranteed Investment Contracts                       $ 4,458,875  $ 4,458,875
                                                      ========================

                                               New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                         Schedule II - Net Assets Available for Plan Benefits

                                                          December 31, 1993
                                                                                                       Guaranteed
                                         Capital                  Government   Money      Company      Investment
                                       Appreciation     Equity    Obligation   Market      Stock        Contract
                                           Fund          Fund       Fund        Fund        Fund          Fund           Total
                                       ------------------------------------------------------------------------------------------
Guaranteed investment contracts                                                                        $ 4,319,938    $ 4,319,938

Investments:
  Common stock of New York State
    Electric & Gas Corporation                                                            $33,942,236                  33,942,236
  Other                                $ 5,729,770     $9,844,103  $1,575,806 $ 3,172,983                              20,322,662
Loans to participants                       39,968        265,645      22,540      69,510   1,235,410      340,216      1,973,289
                                       ------------------------------------------------------------------------------------------
Total assets                             5,769,738     10,109,748   1,598,346   3,242,493  35,177,646    4,660,154     60,558,125
Withdrawals payable to participants        234,556        499,497      64,077      82,068   1,675,948      328,021      2,884,167
                                       ------------------------------------------------------------------------------------------
Net assets available for plan benefits $ 5,535,182     $9,610,251  $1,534,269 $ 3,160,425 $33,501,698   $4,332,133    $57,673,958
                                       ==========================================================================================

                                      New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                         Schedule II - Net Assets Available for Plan Benefits

                                                          December 31, 1992

                                                                                                       Guaranteed
                                         Capital                  Government   Money      Company      Investment
                                       Appreciation     Equity    Obligation   Market      Stock        Contract
                                           Fund          Fund       Fund        Fund        Fund          Fund           Total
                                      -------------------------------------------------------------------------------------------
Guaranteed investment contracts                                                                        $4,458,875     $ 4,458,875

Investments:
  Common stock of New York State
    Electric & Gas Corporation                                                            $31,080,827                  31,080,827
  Other                                $3,272,500     $6,343,385   $766,231   $2,500,443                               12,882,559
Loans to participants                      20,130        224,054     13,797       59,757      730,838     275,932       1,324,508
                                       ------------------------------------------------------------------------------------------
Total assets                            3,292,630      6,567,439    780,028    2,560,200   31,811,665   4,734,807      49,746,769
Withdrawals payable to participants        14,965        118,460     40,022       34,273    1,427,294     312,454       1,947,468
                                       ------------------------------------------------------------------------------------------
Net assets available for plan benefits $3,277,665     $6,448,979   $740,006   $2,525,927  $30,384,371  $4,422,353     $47,799,301
                                       ==========================================================================================

                                      New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1993

                                                                                                       Guaranteed
                                         Capital                  Government   Money      Company      Investment
                                       Appreciation     Equity    Obligation   Market      Stock        Contract
                                           Fund          Fund       Fund        Fund        Fund          Fund           Total
                                       ------------------------------------------------------------------------------------------
Investment income:
  Net unrealized appreciation (depre-
    ciation) in current value of
    securities                         $   572,085    $   369,618  $  (30,254)            $(2,184,687)                $(1,273,238)
  Net realized gain (loss) on security sales:
    Common stock of New York State
      Electric & Gas Corporation                                                               44,022                      44,022
  Other                                     21,185         14,214      (1,207)                                             34,192
                                       ------------------------------------------------------------------------------------------
                                           593,270        383,832     (31,461)             (2,140,665)                 (1,195,024)
  Dividends:
    New York State Electric & Gas
      Corporation                                                                           2,232,419                   2,232,419
    Other                                  206,710        678,852      86,457     $ 68,462                              1,040,481
  Interest on securities                                                                                  $   259,723     259,723
  Interest on loans to participants          5,861         16,342       2,494        6,830     75,561                     107,088
                                       ------------------------------------------------------------------------------------------
                                           805,841      1,079,026      57,490       75,292    167,315         259,723   2,444,687
Contributions:
  Employer                                                                                  1,177,250                   1,177,250
  Employee                               1,284,695      1,289,058     463,056      675,717  4,514,929                   8,227,455
Interfund transfers (net)                  446,305      1,286,825     324,028        6,582 (1,824,342)       (239,398)        -0-
                                       ------------------------------------------------------------------------------------------
Total additions                          2,536,841      3,654,909     844,574      757,591  4,035,152          20,325  11,849,392
                                       ------------------------------------------------------------------------------------------
Withdrawal benefits-stock                                                                     620,045                     620,045
Withdrawal benefits-cash                    12,286         78,891       2,794       50,954                     72,304     217,229
Withdrawal benefits payable                219,591        381,037      24,055       47,795    248,654          15,567     936,699
Transfers to Salaried Plan                  47,447         33,709      23,462       24,344     49,126           6,885     184,973
Trustee fees                                                                                                   15,789      15,789
                                       ------------------------------------------------------------------------------------------
Total deductions                           279,324        493,637      50,311      123,093    917,825         110,545   1,974,735

                                       New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Hourly Paid Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1993
                                                              (Continued)
                                                                                                       Guaranteed
                                         Capital                  Government   Money      Company      Investment
                                       Appreciation     Equity    Obligation   Market      Stock        Contract
                                           Fund          Fund       Fund        Fund        Fund          Fund           Total
                                       ----------------------------------------------------------------------------------------

Net increase (decrease)                  2,257,517      3,161,272     794,263    634,498    3,117,327      (90,220)   9,874,657
Net assets available for plan
  benefits at beginning of year          3,277,665      6,448,979     740,006  2,525,927   30,384,371    4,422,353   47,799,301
                                       ----------------------------------------------------------------------------------------
Net assets available for plan
  benefits at end of year               $5,535,182     $9,610,251  $1,534,269 $3,160,425  $33,501,698   $4,332,133  $57,673,958
                                       ========================================================================================

                                                New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1992

                                                                                                       Guaranteed
                                         Capital                  Government   Money      Company      Investment
                                       Appreciation     Equity    Obligation   Market      Stock        Contract
                                           Fund          Fund       Fund        Fund        Fund          Fund           Total
                                       ------------------------------------------------------------------------------------------
Investment income:
  Net unrealized appreciation (depre-
    ciation) in current value of
    securities                         $  145,148     $  151,323   $  (3,258)             $ 3,259,108                 $ 3,552,321
  Net realized gain on security sales:
    Common stock of New York State
      Electric & Gas Corporation                                                               79,466                      79,466
  Other                                     5,913         24,041       2,749                                               32,703
                                       ------------------------------------------------------------------------------------------
                                          151,061        175,364        (509)               3,338,574                   3,664,490
  Dividends:
    New York State Electric & Gas
      Corporation                                                                           1,792,905                   1,792,905
    Other                                 150,150        419,508      27,552  $   48,424                                  645,634
  Interest on securities                                                                               $  391,487         391,487
  Interest on loans to participants         3,133         11,278       1,253       5,639       41,351                      62,654
                                       ------------------------------------------------------------------------------------------
                                          304,344        606,150      28,296      54,063    5,172,830     391,487       6,557,170
Contributions:
  Employer                                                                                  1,062,874                   1,062,874
  Employee                                919,697        895,177     437,448     821,708    4,333,031                   7,407,061
Interfund transfers (net)               1,060,261        877,590     343,167     597,839      835,604  (3,714,461)            -0-
                                       ------------------------------------------------------------------------------------------
Total additions                         2,284,302      2,378,917     808,911   1,473,610   11,404,339  (3,322,974)     15,027,105

Withdrawal benefits-stock                                                                     337,311                     337,311
Withdrawal benefits-cash                   42,038         46,861      13,800      25,146                  124,136         251,981
Withdrawal benefits payable                14,437         76,097      40,022      22,707      910,803      43,586       1,107,652
Transfers to Salaried Plan                 43,787        100,286      15,083       7,219      375,917      46,993         589,285
Trustee fees                                                                                               25,104          25,104
                                       ------------------------------------------------------------------------------------------
Total deductions                          100,262        223,244      68,905      55,072    1,624,031     239,819       2,311,333

                                      New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1992
                                                             (Continued)
                                                                                                       Guaranteed
                                         Capital                  Government   Money      Company      Investment
                                       Appreciation     Equity    Obligation   Market      Stock        Contract
                                           Fund          Fund       Fund        Fund        Fund          Fund           Total
                                       ------------------------------------------------------------------------------------------

Net increase (decrease)                 2,184,040      2,155,673     740,006   1,418,538    9,780,308  (3,562,793)     12,715,772
Net assets available for plan
  benefits at beginning of year         1,093,625      4,293,306         -0-   1,107,389   20,604,063   7,985,146      35,083,529
                                       ------------------------------------------------------------------------------------------
Net assets available for plan
  benefits at end of year              $3,277,665     $6,448,979    $740,006  $2,525,927  $30,384,371  $4,422,353     $47,799,301
                                       ==========================================================================================

                                      New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1991
                                                                                              Guaranteed
                                         Capital                      Money      Company      Investment
                                       Appreciation     Equity        Market      Stock        Contract
                                           Fund          Fund          Fund        Fund          Fund           Total
                                       ---------------------------------------------------------------------------------
Investment income:
  Net unrealized appreciation
    in current value of securities     $  182,689     $  277,004                $ 2,091,709                  $ 2,551,402
  Net realized gain on security sales:
    Common stock of New York State
      Electric & Gas Corporation                                                      7,401                        7,401
  Other                                     3,103         23,997                                                  27,100
                                       ---------------------------------------------------------------------------------
                                          185,792        301,001                  2,099,110                    2,585,903
  Dividends:
    New York State Electric & Gas
      Corporation                                                                 1,274,062                    1,274,062
    Other                                  67,968        336,528   $   60,161                                    464,657
  Interest on securities                                                                       $  590,672        590,672
  Interest on loans to participants            63          4,435        1,837        18,058         7,286         31,679
                                       ---------------------------------------------------------------------------------
                                          253,823        641,964       61,998     3,391,230       597,958      4,946,973
Contributions:
  Employer                                                                          464,588                      464,588
  Employee                                307,750        661,174      227,447     3,734,039     1,443,791      6,374,201
Interfund transfers (net)                 556,822       (118,521)     (32,875)      (64,277)     (341,149)           -0-
                                       ---------------------------------------------------------------------------------
Total additions                         1,118,395      1,184,617      256,570     7,525,580     1,700,600     11,785,762

Withdrawal benefits-stock                                                           339,381                      339,381
Withdrawal benefits-cash                                  36,989       20,202                     166,145        223,336
Withdrawal benefits payable                   528         22,037        7,318       315,530       122,964        468,377
Transfers to Salaried Plan                 24,242         17,907        6,290       221,423        63,396        333,258
Trustee fees                                                                                       31,311         31,311
                                       ---------------------------------------------------------------------------------
Total deductions                           24,770         76,933       33,810       876,334       383,816      1,395,663

                                      New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1991
                                                              (Continued)
                                                                                              Guaranteed
                                         Capital                      Money      Company      Investment
                                       Appreciation     Equity        Market      Stock        Contract
                                           Fund          Fund          Fund        Fund          Fund           Total
                                       ----------------------------------------------------------------------------------
Net increase                            1,093,625      1,107,684      222,760     6,649,246     1,316,784      10,390,099
Net assets available for plan
  benefits at beginning of year               -0-      3,185,622      884,629    13,954,817     6,668,362      24,693,430
                                       ----------------------------------------------------------------------------------
Net assets available for plan
  benefits at end of year              $1,093,625     $4,293,306   $1,107,389   $20,604,063    $7,985,146     $35,083,529
                                       ==================================================================================

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Post-effective Amendment No. 1 to Form S-8 No. 33-31897) pertaining to the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees of our report dated February 18, 1994, with respect to the financial statements and schedules of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1993.




Syracuse, New York                                    Ernst & Young
March 7, 1994